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                                                                    EXHIBIT 5.1

                              ARTER & HADDEN LLP
                         1717 MAIN STREET, SUITE 4100
                             DALLAS, TEXAS  75201
                                (214) 761-2100


                                April 28, 2000



Dial-Thru International Corporation
8100 Jetstar Drive, Suite 100
Irving, Texas  75063

     RE:  OFFERING OF SHARES OF COMMON STOCK OF DIAL-THRU
          INTERNATIONAL CORPORATION

Ladies and Gentlemen:

     On April 28, 2000 Dial-Thru International Corporation, a Delaware corporation formerly known as ARDIS Telecom & Technologies, Inc., successor by merger to Canmax Inc. (the "Company"), expects to file with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering (the "Offering") of up to 1,150,000 shares (the "Registrable Shares") of the common stock, $.001 par value per share (the "Common Stock") issuable pursuant to the following agreements (each, a "Compensation Contract"):

     (a)  Common Stock Purchase Warrant issued to Thomas Rinehart dated April
          26, 1999,
     (b)  Common Stock Purchase Warrant issued to Lyle M. Green dated November
          2, 1999,
     (c) Common Stock Purchase Warrant issued to Ivor Flannery dated December 22, 1999,
     (d) Common Stock Purchase Warrant issued to Masoud Safi dated December 22, 1999,
     (e)  Common Stock Purchase Warrant issued to Kamran Ahmad dated December
          22, 1999,
     (f) Common Stock Purchase Warrant issued to Tom Schnaible dated December 22, 1999,
     (g) Common Stock Purchase Warrant issued to Don Thorn dated December 22, 1999,
     (h) Common Stock Purchase Warrant issued to Carl Peterson dated December 22, 1999,
     (i)  Common Stock Purchase Warrant issued to Robert Trail dated December
          22, 1999,
     (j) Common Stock Purchase Warrant issued to Patrick Doualle dated December 22, 1999,
     (k) Common Stock Purchase Warrant issued to Tim Dotson dated December 22, 1999,
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     (l)  Common Stock Purchase Warrant issued to Lawrence Vierra dated December
          22, 1999,
     (m) Amended and Restated Common Stock Purchase Warrant issued to Alvaro Restrepo dated March 1, 2000,
     (n) Amended and Restated Common Stock Purchase Warrant issued to Paul Saunier dated March 1, 2000,
     (o) Amended and Restated Common Stock Purchase Warrant issued to Eric Iffland dated March 1, 2000,
     (p) Amended and Restated Common Stock Purchase Warrant issued to Emilio Martinez dated March 1, 2000,
     (q) Amended and Restated Common Stock Purchase Warrant issued to Alfredo Polo dated March 1, 2000,
     (r) Amended and Restated Common Stock Purchase Warrant issued to Carlos Bedoya dated March 1, 2000,
     (s) Amended and Restated Common Stock Purchase Warrant (No. 1) issued to Juan Carlos Gaviria dated March 1, 2000, and
     (t) Amended and Restated Common Stock Purchase Warrant (No. 2) issued to Juan Carlos Gaviria dated March 1, 2000.

The firm has acted as your counsel in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Bylaws of the Company, as amended through the date hereof, (iii) copies of various resolutions of the Board of Directors of the Company (iv) copies of the Compensation Contracts and (v) such other documents and instruments as we have deemed necessary.

     In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based on the foregoing examination and subject to the comments and assumptions set forth below, we are of the opinion that issuance and sale of the Registrable Shares have been duly authorized and, when signed, delivered and paid for in accordance with the provisions of the Compensation Contracts, will be validly issued, fully paid and non-assessable.

     This opinion is limited in all respect to the General Corporation Law of the State of Delaware as in effect on the date hereof.
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     We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guarantee of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/  ARTER & HADDEN LLP

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                                        ARTER & HADDEN LLP